UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2007

SENSATA TECHNOLOGIES B.V.

(Exact name of Registrant as specified in its charter)

The Netherlands	000-1381272	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Kolthofsingel 8, 7602 EM Almelo

The Netherlands

(Address of Principal executive offices, including Zip Code)

31-546-879-555

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 17, 2007, the Board of Directors of Sensata Technologies, Inc. (“STI”), a wholly-owned indirect subsidiary of Sensata Technologies B.V. (“STBV”), increased the Board size to nine members and elected Mr. Jeffrey Cote, STI’s Senior Vice President and Chief Financial Officer, to the Board of Directors. Mr. Cote was also promoted to Executive Vice President and Chief Financial Officer. There are no arrangements or understandings between Mr. Cote and any other persons pursuant to which Mr. Cote was selected as a director, and there have been no transactions and are currently no proposed transactions to which STBV, STI or any of their affiliates was or is a party in which Mr. Cote has a material interest. Mr. Cote is a party to an employment agreement with STI, dated November 30, 2006.

A press release dated July 19, 2007 announcing Mr. Cote’s election to the Board of Directors is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release of STI, dated July 19, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSATA TECHNOLOGIES B.V.

/s/ Jeffrey Cote
Date: July 19, 2007	Name:	Jeffrey Cote
	Title:	Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of STI, dated July 19, 2007

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